EXHIBIT 99

Certificate of Chief Executive Officer

I, Tim Page, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Telecomm.com, Inc. ("TCCM")

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report fairly present, in all material respects, the financial condition, results of operations and cash flows of TCCM as of, and for, the periods presented in this quarterly report.

4. As TCCM's Chief Executive Officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for TCCM. As such, TCCM has:

a. designed such disclosure controls and procedures to ensure that material information relating to TCCM, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b. evaluated the effectiveness of TCCM's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5. TCCM's other officers and I have disclosed, based on our most recent evaluation, to our auditors and the audit committee of TCCM's board of directors :

a. all significant deficiencies in the design or operation of internal controls which could adversely affect TCCM's ability to record, process, summarize and report financial data and have identified for TCCM's auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management or other employees who have a significant role in TCCM's internal controls.

6. TCCM's other officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 24, 2003	/s/ Tim Page
Tim Page, President and Chief Executive Officer

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELECOMM.COM, INC.
By: /s/ Timothy T. Page
________________________________
Timothy T. Page
Chairman of the Board
Date: June 24, 2003